Exhibit 3.103

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

ACNIELSEN EDI II, INC.

We, Michael E. Elias the President and Mass, A. Dresdow the Secretary of ACNIELSEN EDI II, INC., a corporation duly organized and existing under the laws of State of California, do hereby certify:

1.	That they are the President and the Secretary, respectively, of ACNIELSEN EDI II, INC., a California corporation.

2.	That an amendment to the Articles of Incorporation of this corporation has been approved by the Board of Directors

3.	The amendment so approved by the Board of Directors is as follows:

Article First of the Articles of Incorporation of said corporation be amended to read in full as follows:

“The name of the corporation is NIELSEN GOVERNMENT AND PUBLIC SECTOR, INC.”

4.	That the shareholders have adopted said amendment by written consent. That the wording amid amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporation Code.

5.	The designation and total amber of outstanding shares entitles to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows`

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve
Common	1,000	More than 50%

6.	That the number of shares of the each class of stock which gave written consent in favor of said amendment exceeded the minimum percentage vote required of each class entitled to vote.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their known knowledge. Executed in Schaumburg, Illinois.

Dated this 2nd day of April 2009

/s/ Michael e. Elias, President

/s/ Mary s. Dresdow, Secretary

2